Exhibit 10.14

Lease Contract

Contract No. [*]

Lessor: Xiamen Zhiqian Real Estate Agency Co., Ltd. (Hereinafter referred to as Party A)

Unified Social Credit Code: [*]

Address: Unit 515, Building 2, No.629 Lingdou West Road, Siming District, Xiamen Tel: [*]

Lessee: Xiamen Pop Culture Co., Ltd. (Hereinafter referred to as Party B)

Social Credit Code: [*]

Address: Unit 836, No.5, Mucuo Road, Huli District, Xiamen Tel: [*]

In accordance with the Contract Law of the People’s Republic of China, the Urban Real Estate Management Law of the People’s Republic of China and other relevant laws and regulations, Party A and Party B, on the basis of equality, voluntariness, honesty and credit, agree to enter into the following agreement on the matter of Party B renting its house from Party A:

I. Floor Space and Basic Conditions of the House

1.	Party A legally leases the house located at Unit 102, No.23 Wanghai Road, Siming District, Xiamen City. (Hereinafter referred to as the Premises), with a total construction area of 999.96 square meters and decoration, to Party B for office use; Party A and Party B confirm the above contents.

2.	Party A shall provide Party B with the property right certificate (copy) of the house and the materials required by the relevant registered company.

II. Lease Term

1.	The lease period of the Premises is from May 20, 2020 to August 24, 2023.

2.	Upon expiration of the lease term, the Contract shall be automatically terminated and become invalid. Party A has the right to take back all the leased house, and Party B shall return it on schedule. Party B shall not damage the original decoration of Party A, and shall be responsible for restoration if damaged. The newly added fixed decoration during the lease term shall be owned by Party A when the lease expires or the contract is dissolved due to Party B’s reasons. If Party B continues to rent, it shall put forward a written request to renew the lease one month before the expiration of the lease, and enjoy the priority to lease under the same conditions, and sign a new contract; If Party B fails to submit a written request for renewal one month prior to the expiration of the lease term, it shall be deemed that Party B has given up the priority right to lease and will not renew the lease.

III. Rent and Payment Method

1.	The rent of the house is calculated in one period.

(1) from May 20, 2020 to August 24, 2023, the monthly total rent is 57200 yuan (in words: Fifty-seven Thousand Two Hundred Only);

2.	The above rent is tax inclusive, and Party A shall issue a VAT invoice to Party B after receiving the rent.

3.	The rent for each installment of the house shall be paid once every three months. The first installment of the rent shall be paid on the date of signing the contract. Thereafter, the rent for each installment shall be paid to the account designated by Party A ten days in advance; Account: 1. Bank of deposit: Xiamen Lujiang Branch of Industrial and Commercial Bank of China; Account Name: Xiamen Zhiqian Real Estate Agency Co., Ltd; Account number: [*]; Account name: Yan Kanghuan; Account Number: [*]

IV. Other expense

1.	Party B shall bear the water fee, electricity fee, property management fee, public maintenance fee and other expenses incurred by Party B during the lease term.

2.	Party B shall pay to Party A the rental of 57200 yuan only (in words: Fifty-seven Thousand Two Hundred Only) on the date of signing the Contract; After the expiration of the lease term, Party B shall return the house to Party A, and Party A shall confirm that Party B has settled all the expenses during the lease period and removed the company address registered in the unit. During the lease period, if the actual amount of rent is less than the agreed amount, Party B shall make up the rent within 10 days. Otherwise, it shall be deemed that Party B has paid the rent overdue and bear the liability for breach of contract in accordance with Article 8 of the Contract.

V. Responsibility for Housing Repair

1.	Within the lease term, Party B shall take good care of and make rational use of the leased house and the attached facilities. If the premises or facilities are damaged due to Party B’s improper use, Party B shall immediately repair or replace them;

2.	If the house is damaged or losses are caused due to force majeure, Party A and Party B shall not be liable for each other.

VI. Conditions for Alteration and Cancellation of the Contract

1.	During the lease term, the Contract shall not be changed or cancelled except for one of the following circumstances.

	(1)	The contract may be changed or terminated upon the consensus of both parties, and the house may be withdrawn or returned in advance;

	(2)	The house and its attached facilities are damaged due to force majeure, and the Contract cannot be performed continuously;

2.	In case of alteration or rescission of the Contract before the expiration of the lease term of the Contract, the party requesting to alter or rescind the Contract shall voluntarily submit a written proposal to the other party. If Party B proposes to terminate the Contract, Party B shall notify Party A in writing one month in advance, and the deposit shall not be refunded as liquidated damages; If Party A proposes to terminate the Contract, Party A shall notify Party B in writing one month in advance, and Party A must return the deposit to Party B and compensate the deposit equivalent as the compensation for breach of contract;

VII. Responsibilities of Party A

1.	Party A shall guarantee that the leased premises are legally held, used and leased by Party A without any ownership dispute. In case of any ownership dispute, Party A shall bear relevant responsibilities;

2.	If Party A (including the property owner and co-owners) needs to sell the property right of the house during the lease term, Party A shall notify Party B in writing one month in advance.

3.	Party A shall deliver the leased premises to Party B for use at the time specified in the Contract.

4.	After the expiration of the lease term, if Party A continues to lease the house, Party B shall have the priority to lease the house under the same conditions.

VIII. Responsibilities of Party B

1.	If Party B’s overdue payment of rent exceeds 7 days, Party B’s behavior constitutes a serious breach of contract, and constitutes the circumstances and sufficient conditions for the termination of the contract. Party A has the right to request Party B to pay the rent and the overdue fine. In addition, Party A has the right to unilaterally terminate the Lease Contract and take back the house. The deposit will not be refunded as a penalty. Party B shall clear all the articles owned by Party B in the Leased Premises out of the Building within 2 days after the termination of the Contract. Otherwise, Party A shall have the right to dispose the said articles as wastes at Party B’s expense. Party B shall not damage the air conditioning, firefighting, intelligent, electrical lines and other facilities and equipment in the leased unit during cleaning. Party B shall clean and transport the dismantled items by itself, and shall not damage any facilities and equipment in the public parts of the building. Otherwise, Party A has the right to require Party B to compensate in full. However, if Party B delays paying the rent for more than 7 days and Party A requires Party B to continue to perform the contract, Party B shall continue to perform the contract, that is, continue to lease the house and pay the rent; During the overdue payment of rent, in addition to the payment of the rent agreed in the Contract, Party B shall pay Party A double amount of the overdue rent as liquidated damages, and Party A shall have the right to deduct it from the deposit.

2.	According to the agreement of the above clause, when Party A exercises the right to take back the house unilaterally, in case of Party B’s intentional delay or other non-cooperation or non-cooperation, Party A has the right to post the notice of termination of the lease contract (including the contents of house recovery) on the door and prominent position of the leased house, and it is deemed that the notice of termination of the lease contract is served on the date when the notice is posted. The notice of termination of the lease contract is effective for both parties. Party B shall vacate the premises within 2 days from the date of posting the notice of termination of the lease contract.

3.	Upon the expiration of the lease term, Party B shall return the leased premises to Party A as scheduled, and shall move out or change the registered industrial and commercial address of the Company within seven days from the date of termination of this Contract. Return the Leased Premises to Party A clean and in good condition.

4.	Party B shall not make use of the Premises to conduct illegal activities and business operations, and shall not do any harm to the interests of Party A; If the above acts occur, Party B shall be responsible for them, and Party A shall not bear any responsibility.

5.	Party B shall timely pay the rent, property management fee and all payable fees in accordance with the time limit and method agreed in this Contract. If Party B breaches the Contract, Party A or the Property Management Center entrusted by Party A shall have the right to cut off the service or supply of electric power, air conditioning, water and electricity and other facilities of the Leased Premises within 7 days after the last written notice is issued to Party B, and Party B shall bear all the costs (including reconnection costs) and expenses arising therefrom, as well as the loss of power supply and water supply of Party B. Party B shall bear the expenses paid in advance by Party A due to water and electricity cut and reconnection, and Party A has the right to deduct them from the deposit.

IX. Supplementary Articles

1.	For matters not covered in the Contract, supplementary clauses (or supplementary agreements and annexes) may be concluded through negotiation between Party A and Party B. Supplemental Clause and the annexes hereto shall be an integral part of the Contract and have the same effect as the Contract.

2.	Party A and Party B have full civil capacity at the time of signing the contract, and their respective rights, obligations and responsibilities are clearly understood. And we are willing to carry out the contract strictly. “If one party breach this contract, that other party shall be entitled to claim compensation in accordance with the term of this contract, including legal cost, lawyers’ fee and so on.

3.	If some clauses of this contract become invalid, illegal or unenforceable according to the legal provisions, other clauses of this contract shall be valid. The validity, legality and enforceability shall not be affected, and either party shall still perform other valid provisions of this contract.

4.	Any dispute arising from the performance of the Contract by Party A and Party B shall be settled through negotiation; If the negotiation fails, both parties may apply to the location of the house’s the people’s court with jurisdiction in the region shall bring a lawsuit to solve the problem.

5.	The address for service under the Contract (including the address for service of litigation procedure) shall be deemed as the location of the Leased Premises if there is no special agreement. The way of service can be served by lien (that is, posting relevant documents or materials at the entrance of the leased house or in a prominent position); Where Party A delivers relevant materials and notices to Party B by means of WeChat, email, SMS, telephone, etc., it is also a notice and delivery method approved by both parties.

X. The Contract shall come into force after being signed or sealed by Party A and Party B, and shall be made in duplicate, one for Party A and Party B respectively, with the same legal effect.

Party A (signature): /s/ Xiamen Zhiqian Real Estate Agency Co., Ltd.

Party B (signature): /s/ Xiamen Pop Culture Co Ltd.

Signing Date: May 20, 2020

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